EXHIBIT 10.1

WRITTEN CONSENT OF DIRECTORS.

TO CORPORATE ACTION WITHOUT MEETING

OF PHI GROUP, INC.

The undersigned, Tam Bui, Henry Fahman, and Frank Hawkins are the only members of, and, therefore, constitute the Board of Directors of PHI GROUP, INC., a corporation originally incorporated in the State of Nevada on June 08, 1982 and domesticated in the State of Wyoming on September 20, 2017 (the “Company”), and by their signatures below, hereby approve the following resolutions and consent to their adoption, in lieu of a meeting on this 29th day of June 2020.

WHEREAS, on September 20, 2017 the Company filed the “Foreign Profit Corporation Articles of Domestication” with the Secretary of State of Wyoming to redomicile the Company according to the laws of Wyoming, ID Number 2017-000769478;

WHEREAS, it deems to be in the best interests of the Company and its shareholders to maintain its corporate registration with the State of Wyoming to reduce costs and burden;

NOW, THEREFORE, BE IT RESOLVED that this Company file a Certificate of Dissolution with the Nevada Secretary of State to cease its corporate registration and dissolve the Company in the State of Nevada, effective June 18, 2020.

FURTHER RESOLVED that the Company maintain its corporate registration with the State of Wyoming and operate as a Wyoming corporation henceforth.

FURTHER RESOLVED that in addition to and without limiting the foregoing, each officer of the Company be and hereby is authorized and directed to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as such officer may deem necessary, appropriate or in the best interests of the Company to effectuate the intent of the foregoing resolutions and the transactions contemplated thereby (as conclusively evidenced by the taking of such actions or the execution and delivery of such instruments and documents, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Company.

By their signatures below, the above resolutions have been duly authorized and adopted by the Company’s Board of Directors.

Dated: June 29, 2020

/s/ Tam Bui	/s/ Henry D. Fahman
Tam Bui, Director	Henry D. Fahman, Director

/s/ Frank Hawkins
Frank Hawkins, Director